                                                                    EXHIBIT 10.2

                         EQUITY LINE OF CREDIT AGREEMENT


        THIS EQUITY LINE OF CREDIT AGREEMENT dated as of the _____ day of July 2001, (the "Agreement") between GAZELLE GROUP LLP, a _________ limited liability partnership and DRH INVESTMENT COMPANY LLC (the "Investors") a ______ limited liability corporation and BLAGMAN MEDIA INTERNATIONAL INC., a corporation organized and existing under the laws of the State of Nevada (the "Company").

        WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, from time to time as provided herein, and the Investors shall purchase up to Fifteen Million ($15,000,000) Dollars of the Company's common stock, par value $0.001 per share (the "Common Stock"), for a total purchase price of Fifteen Million ($15,000,000) Dollars; and

        WHEREAS, such investments will be made in reliance upon the provisions of Regulation D ("Regulation D") of the Securities Act of 1933, as amended, and the regulations promulgated there under (the "Securities Act"), and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder; and

        NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

        Section 1.1 "Advance" shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice.

        Section 1.2 "Advance Date" shall mean the date Butler Gonzalez LLP/First Union Escrow Account is in receipt of the funds from the Investors and Butler Gonzalez LLP, as the Investors Counsel, is in possession of free trading shares from the Company and therefore an Advance by the Investors to the Company can be made and Butler Gonzalez LLP can release the free trading shares to the Investors. No Advance Date shall be less than thirteen (13) Trading Days after an Advance Notice Date.

        Section 1.3 "Advance Notice" shall mean a written notice to the Investors setting forth the Advance amount that the Company requests from the Investors and the Advance Date.

        Section 1.4 "Advance Notice Date" shall mean each date the Company delivers to the Investors an Advance Notice requiring the Investors to advance funds to the Company, subject to the terms of this Agreement. No Advance Notice Date shall be less thirteen (13) Trading Days after the prior Advance Notice Date.

        Section 1.5 "Closing Bid Price" shall mean, on any date, the closing bid price of an actual sale transactions (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market or if the Common Stock is not traded on a Principal Market, the highest reported bid price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc.

        Section 1.6 "Closing" shall mean one of the closings of a purchase and sale of Common Stock pursuant to Section 2.1.

        Section 1.7 "Commitment Amount" shall mean the aggregate amount of up to Fifteen Million Dollars ($15,000,000) which the Investors have agreed to provide to the Company in order to purchase the Company's Common Stock pursuant to the terms and conditions of this Agreement.

        Section 1.8 "Commitment Period" shall mean the period commencing on the earlier to occur of (i) the Effective Date, or (ii) such earlier date as the Company and the Investors may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investors shall have made payment of Advances pursuant to this Agreement in the aggregate amount of up to Fifteen Million Dollars ($15,000,000), (y) the date this Agreement is terminated pursuant to Section 2.6, or (z) the date occurring thirty six (36) months from the date hereof.

        Section 1.10 "Common Stock" shall mean the Company's common stock, par value $0.001 per share.

        Section 1.11 "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2.

        Section 1.12 "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and costs and expenses of expert witnesses and investigation).

        Section 1.13 "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in Section 7.2(a).

        Section 1.14 "Escrow Agreement" shall mean the escrow agreement among the Company, First Union National Bank and the Investors dated the date hereof.

        Section 1.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated there under.

        Section 1.16 "Material Adverse Effect" shall mean any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement or the Registration Rights Agreement in any material respect.

        Section 1.17 "Market Price" shall mean the lowest Closing Bid Price of the Company's Common Stock during the Pricing Period.

        Section 1.18 "Maximum Advance Amount" shall be equal to one hundred and fifty percent (150%) of the average daily volume of the Company's Common Stock over the forty (40) Trading Days prior to the Advance Notice Date multiplied by the Purchase Price. Notwithstanding the forgoing in no event shall the Maximum Advance Amount exceed Seven Hundred and Fifty Thousand Dollars ($750,000).

        Section 1.19 "NASD" shall mean the National Association of Securities Dealers, Inc.

        Section 1.20 "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        Section 1.22 "Pricing Period" shall mean the ten (10) consecutive Trading Day period, beginning on the first Trading Day after an Advance Notice Date and ending on the Trading Day prior to the relevant Advance Date.

        Section 1.23 "Principal Market" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

        Section 1.24 "Purchase Price" shall be set at ninety one percent (91%) of the Market Price during the Pricing Period.

        Section 1.25 "Registrable Securities" shall mean the shares of Common Stock (i) in respect of which the Registration Statement has not been declared effective by the SEC, (ii) which have not been sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") or (iii) which have not been otherwise transferred to a holder who may trade such shares without restriction under the Securities Act, and for which the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend.

        Section 1.26 "Registration Rights Agreement" shall mean the Registration Rights Agreement dated the date hereof, regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investors.

        Section 1.27 "Registration Statement" shall mean a registration statement on Form S-1, Form SB-2, or Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered there under in accordance with the provisions of this Agreement and the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investors of the Registrable Securities under the Securities Act.

        Section 1.28 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

        Section 1.29 "SEC" shall mean the Securities and Exchange Commission.

        Section 1.30 "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

        Section 1.31 "SEC Documents" shall mean Annual Reports on Form 10-K or 10-KSB, Quarterly Reports on Form 10-Q or 10-QSB, Current Reports on Form 8-K and Proxy Statements of the Company as supplemented to the date hereof, filed by the Company for a period of at least twelve (12) months immediately preceding the date hereof or the Advance Date, as the case may be, until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

        Section 1.32 "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business.


                                   ARTICLE II
                                    ADVANCES

        Section 2.1 Investments.

                (a) Advances. Upon the terms and conditions set forth herein (including without limitation the provisions of Article VII hereof), on any Advance Notice Date the Company may request an Advance by the Investors by the delivery of an Advance Notice. The number of shares of Common Stock that the Investors shall receive for each Advance shall be determined by dividing the amount of the Advance by the Purchase Price. No fractional shares shall be issued. Fractional shares shall be rounded to the next higher whole number of shares. Upon each Advance Notice requested by the Gazelle Group LLP shall be obligated to provide fifty percent (50%) and DRH Investments Company LLC shall be obligated to provide fifty percent (50%) of the Advance Notice amount. In the event that either Investor fails to provide their percentage of the Advance Notice amount the performing Investor shall obligated to provide the corresponding percentage of the non performing Investor fails to provide. In the event that an Investor shall fail to perform their obligation to provide their respective percentage of an Advance Notice amount they shall forfeit their right on all future Advance Notices the performing Investor shall be obligated to provide one hundred percent (100%) of all future Advance Notices and for the life of this Agreement. Notwithstanding the provisions hereof the Company shall be able to seek any and all remedies available to it under applicable state or federal law against any Investor that fails to meet its obligations hereunder. The aggregate maximum amount of all Advances that the Investors shall be obligated to make under this Agreement shall not exceed the Commitment Amount.

                (b) Notwithstanding the foregoing the Company shall only be entitled to an Advance if the Closing Bid Price of the Company's Common Stock on the Advance Date is equal to or greater than the Purchase Price.

                        Section 2.2 Mechanics.

                (a) Advance Notice. At any time during the Commitment Period, the Company may deliver an Advance Notice to the Investors, subject to the conditions set forth in Section 2.6 and Section 7.2; provided, however, the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than the Maximum Advance Amount. The aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount, unless otherwise agreed by the Investors in the Investors' sole and absolute discretion. There will be a minimum of thirteen (13) Trading Days between each Advance Notice Date.

                (b) Date of Delivery of Advance Notice. An Advance Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investors if such notice is received prior to 12:00 noon Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Advance Notice may be deemed delivered, on a day that is not a Trading Day.


        Section 2.3 Closings. On each Advance Date, which shall not be less than thirteen (13) Trading Days after an Advance Notice Date, (i) the Company shall deliver to the Investors' counsel, as defined pursuant to the Escrow Agreement, shares of the Company's Common Stock, representing the amount of the Advance by the Investors pursuant to Section 2.1 herein, registered in the name of the Investors which shall be delivered to the Investors, or otherwise in accordance with the Escrow Agreement and (ii) the Investors shall deliver to the Escrow Agent the amount of the Advance specified in the Advance Notice by wire transfer of immediately available funds which shall be delivered to the Company, or otherwise in accordance with the Escrow Agreement. In addition, on or prior to the Advance Date, each of the Company and the Investors shall deliver to the other through the Investors' counsel all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Payment of funds to the Company and delivery of the Company's Common Stock to the Investors shall occur in accordance with the conditions set forth above and those contained in the Escrow Agreement; provided, however, that to the extent the Company has not paid the fees, expenses, and disbursements of the Investors' counsel, Gazelle Group LLC and DRH Investment Company LLC in accordance with Section 12.4, the amount of such fees, expenses, and disbursements may be deducted by the Investors (and shall be paid to the relevant party) from the amount of the Advance with no reduction in the amount of shares of the Company's Common Stock to be delivered on such Advance Date.

        Section 2.4 Termination of Investment. The obligation of the Investors to make an Advance to the Company pursuant to this Agreement shall terminate permanently (including with respect to an Advance Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of thirty
(30) Trading Days, other than due to the acts of the Investors, during the Commitment Period, or (ii) the

Company shall at any time fail materially to comply with the requirements of
Section 6.2, 6.3 or 6.8; provided, however, that this termination provision shall not apply to any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC.

        Section 2.5 Agreement to Advance Funds.

                (a) The Investors agree to advance the amount specified in the Advance Notice to the Company after the completion of each of the following conditions and the other conditions set forth in this Agreement:

                (i) the execution and delivery by the Company, and the Investors, of this Agreement, and the Exhibits hereto;

                (ii) Investors' counsel shall have received the shares of Common Stock applicable to the Advance;

                (iii) the Company's Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement shall have been declared effective by the SEC;

                (iv) the Company shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the Registrable Securities, or shall have the availability of exemptions therefrom. The sale and issuance of the Registrable Securities shall be legally permitted by all laws and regulations to which the Company is subject;

                (v) the Company shall have filed with the Commission in a timely manner all reports, notices and other documents required of a "reporting company" under the Exchange Act and applicable Commission regulations;

                (vi) the fees as set forth in Section 12.4 below shall have been paid or can be withheld as provided in Section 2.3;

                (vii) the conditions set forth in Section 7.2 shall have been satisfied; and

                (viii) Investors shall received an opinion letter from counsel to the Company (updated where applicable) on the date hereof and updated annually for the life of the this Agreement.

        Section 2.6 Shareholder Approval. The Company's obligations under this Agreement are subject to approval of the shareholders of the Company of the increase in the authorized shares of the Company's Common Stock pursuant to Nevada corporate law.

                                   ARTICLE III
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF INVESTORS


        Investors hereby represents and warrants to, and agrees with, the Company that the following are true and as of the date hereof and as of each Advance Date:

        Section 3.1 Organization and Authorization. Each Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by each Investors, the performance by each Investors of its obligations hereunder and the consummation by each Investors of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investors. The undersigned have the right, power and authority to execute and deliver this Agreement and all other instruments ( including, without limitations, the Registration Rights Agreement), on behalf of the Investors. This Agreement and all such other instruments have been duly executed and delivered by the Investors and, assuming the execution and delivery hereof and thereof by the Company, will constitute the legal, valid and binding obligations of the Investors, enforceable against the Investors in accordance with their respective terms.

        Section 3.2 Evaluation of Risks. The Investors each have such knowledge and experience in financial tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. They recognize that their investment in the Company involves a high degree of risk.

        Section 3.3. No Legal Advice From the Company. The Investors acknowledges that they had the opportunity to review this Agreement and the transactions contemplated by this Agreement with their own legal counsel and investment and tax advisors. The Investors are relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

        Section 3.4 Investment Purpose. The securities are being purchased by the Investors for their own account, for investment and without any view to the distribution, assignment or resale to others or fractionalization in whole or in part in violation of the applicable Federal and state securities laws. The Investors agree not to assign or in any way transfer the Investors' rights to the securities or any interest therein and acknowledge that the Company will not recognize any purported assignment or transfer except in accordance with applicable Federal and state securities laws. No other person has or will have a direct or indirect beneficial interest in the securities. The Investors agree not to sell, hypothecate or otherwise transfer the Investors' securities unless the securities are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available.

        Section 3.5 Accredited Investors. Investors are "Accredited Investors" as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

        Section 3.6 Information. Such Investors and their advisors (and counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information they deemed material to making an informed investment decision including the SEC Documents. Such Investors and their advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investors or their advisors, if any, or its representatives shall modify, amend or affect the Investors' right to rely on the Company's representations and warranties contained in this Agreement. Such Investors understands that their investment involves a high degree of risk. Such Investors are in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables each Investor to obtain information from the Company in order to evaluate the merits and risks of this investment. Such Investors have sought such accounting, legal and tax advice, they have considered necessary to make an informed investment decision with respect to this transaction.

        Section 3.7 Receipt of Documents. Such Investors and their advisors and counsel have received and read in their entirety: (i) this Agreement and the Exhibits annexed hereto; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company's Form 10-KSB for the year ended year ended December 31, 2000 and Form 10-Q for the periods ended March 2001 and July 2001; and (v) answers to all questions the Investors submitted to the Company regarding an investment in the Company; and the Investors have relied on the information contained therein and have not been furnished any other documents, literature, memorandum or prospectus.

        Section 3.8 Registration Rights Agreement and Escrow Agreement. The parties have entered into the Registration Rights Agreement and the Escrow Agreement, each dated the date hereof.

        Section 3.9 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the shares of Common Stock offered hereby.

        Section 3.10 Not an Affiliate. None of the Investors are an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any "Affiliate" of the Company (as that term is defined in Rule 405 of the Securities Act). Each Investor agrees that they will not, and that they will cause their Affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock during the terms of this Agreement.

                                   ARTICLE IV
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

        Except as stated below or on the disclosure schedules attached hereto, the Company hereby represents and warrants to, and covenants with, the Investors that the following are true and correct as of the date hereof.

        Section 4.1 Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company is not qualified as a foreign corporation in California due to name restrictions, however, it's subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company has provided to the Buyers copies of all material documents related to the transactions with Unisat Inc., and MNS Eagle Equity Group I Inc. (the "Reorganization").


        Section 4.2. Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement, the Escrow Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders( other than as may be required as stated in Section 7.2(g) hereof),
(iii) this Agreement, Registration Rights Agreement, the Escrow Agreement and any related agreements have been duly executed and delivered by the Company,
(iv) this Agreement, the Registration Rights Agreement, Escrow Agreement and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

        Section 4.3 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock $0.001 par value, and 100,000,000 shares of Preferred Stock, $0.0011 par value. As of July 23,2001 , the Company had 62, 167,450 shares of Common Stock outstanding excluding 60,000 shares of Common Stock in its treasury which are being cancelled, the Company filed a Certificate of Designations authorizing 600,000 shares of Series B Convertible Redeemable Preferred Stock par value $0.001 per share (the "Series B Stock") in connection with a proposed transaction with Mulligan Media and Communications Ltd. Such transaction was not consummated and no shares of the Series A Stock were issued in connection therewith. There are no shares of Preferred Stock issued and outstanding except for the transactions of the reorganized entities preceding the Reorganizations, for which the Company has relied on third party representations,all of such outstanding shares have been validly issued and are fully paid and nonassessable. . All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents or Schedule 4.3, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in
Schedule 4.3 hereto , as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein. The Company has furnished to the Investors true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws").

        Section 4.4 No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and assuming receipt of shareholder approval under Section
2.7 herein will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected and which could cause a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Effective Date . The Company and its subsidiaries are unaware of any fact or circumstance which might give rise to any of the foregoing.

        Section 4.5 SEC Documents; Financial Statements. Except as set forth in
Schedule 4.5 attached hereto, since April 2000, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Investors or its representatives, or made available through the SEC's website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        Section 4.6 10b-5. The SEC Documents, when filed, did not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

        Section 4.7. No Default. Except as disclosed Section 4.5 the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under its Certificate of Incorporation, By-Laws, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rules or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge is likely to cause a Material Adverse Effect on the Company's business or financial condition.

        Section 4.8 Absence of Events of Default. Except for matters described in the SEC

Documents and/or this Agreement, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a Material Adverse Effect on the Company's business, properties, prospects, financial condition or results of operations.

        Section 4.9 Intellectual Property Rights. The Company and its subsidiaries have made no filings what so ever with respect to any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, trade secrets, know-how, designs, proprietary rights, processes, works of authorship or other intellectual property rights (collectively referred to as "Intellectual Property"). The Company has all rights necessary to use the Intellectual Property it currently uses. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries with respect to Intellectual Property , and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding Intellectual Property and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

        Section 4.10 Employee Relations Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

        Section 4.11 Environmental Laws. The Company and its subsidiaries are
(i) in compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

        Section 4.12 Title. Except as set forth in the SEC Documents, the Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

        Section 4.13 Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

        Section 4.14 Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

        Section 4.15 Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        Section 4.16 No Material Adverse Breaches, etc. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

        Section 4.17 Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would
(i) have a Material Adverse Effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a Material Adverse Effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

        Section 4.18 Subsidiaries. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

        Section 4.19 Other Outstanding Securities/Financing Restrictions. As of the date hereof, other than warrants and options to acquire shares of Common Stock as disclosed in Schedule 4.3, there are no other warrants and options registered with the SEC, which are available for sale as unrestricted ("free trading") stock.

        Section 4.20 Tax Status. The Company and each of its subsidiaries has made, filed, or has obtained current extensions for all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

        Section 4.21 Certain Transactions. Except as set forth in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

        Section 4.22 Fees and Rights of First Refusal. Except as set forth in the SEC Documents, the Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

        Section 4.23 Use of Proceeds. The Company represents that the net proceeds from this offering will be used for working capital purposes and to reduce indebtedness . However, in no event shall the net proceeds from this offering be used by the Company for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director, or employee of the Company.

        Section 4.24 Further Representation and Warranties of the Company. For so long as any securities issuable hereunder held by the Investors remain outstanding, the Company acknowledges, represents, warrants and agrees that it will use commercially reasonable efforts to maintain the listing of its Common Stock on NASD Bulletin Board.

        Section 4.25 Opinion of Counsel. Investors shall receive an opinion letter from counsel to the Company (updated where applicable) on the date hereof and updated annually for the life of the this Agreement in form substantially acceptable to the Investors.

        Section 4.26 Opinion of Counsel. The Company will obtain for the Investors, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to sell the securities issuable hereunder without restriction.

        Section 4.27 Dilution. The Company is aware and acknowledges that issuance of shares of the Company's Common Stock could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

        Section 4.28 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the shares of Common Stock offered hereby.

                                    ARTICLE V
                                 INDEMNIFICATION

        The Investors and the Company represent to the other the following with respect to itself:

        Section 5.1 Indemnification. (a) In consideration of the Investors' execution and delivery of this Agreement, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investors, and all of their respective officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Investors Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investors Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Investors Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Investors Indemnitee not arising out of any action or inaction of an Investors Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investors Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

        (b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Investors' other obligations under this Agreement, the Investors shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investors(s) in this Agreement, the Registration Rights Agreement or any instrument or document contemplated hereby or thereby executed by the Investors, (b) any breach of any covenant, agreement or obligation of the Investors(s) contained in this Agreement, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investors, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach by the Investors and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Investors may be unenforceable for any reason, the Investors shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

        (c) Promptly after receipt by an Investors Indemnitees or Company Indemnitees (collectively referred to as an "Indemnified Person or Indemnified Party") under this Section 5 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and the indemnifying party. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this
Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

                (d) The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

                (e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.



                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

        Section 6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

        Section 6.2 Listing of Common Stock. The Company shall maintain the Common Stock's authorization for listing on the American Stock Exchange or any other Principal Market, or if such listing is not maintained, the Company shall obtain the quotation of its Common Stock on the NASD OTC Bulletin Board.

        Section 6.3 Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules there under) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act.

        Section 6.4 Transfer Agent Instructions. Upon each Closing and the effectiveness of the Registration Statement and re-sale by the Investors, the Company will deliver instructions to its transfer agent to issue shares of Common Stock free of restrictive legends.

        Section 6.5 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

        Section 6.6 Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will immediately notify the Investors upon its becoming aware of the occurrence of any of the following events in respect of a registration statement or related prospectus relating to an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investors any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investors any Advance Notice during the continuation of any of the foregoing events.

        Section 6.7 Expectations Regarding Advance Notices. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company must notify the Investors, in writing, as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Advance Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Advance Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investors, in writing, at any time as to its reasonable expectations with respect to the current calendar quarter.

        Section 6.8 Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investors such shares of stock and/or securities as the Investors are entitled to receive pursuant to this Agreement.

        Section 6.9 Issuance of the Company's Common Stock. The sale of the shares of Common Stock shall be made in accordance with the provisions and requirements of Regulation D and any applicable state securities law.

                                   ARTICLE VII
                CONDITIONS FOR ADVANCE AND CONDITIONS TO CLOSING

        Section 7.1 Conditions Precedent to the Obligations of the Company. The obligation hereunder of the Company to issue and sell the shares of Common Stock to the Investors incident to each Closing is subject to the satisfaction, or waiver by the Company, at or before each such Closing, of each of the conditions set forth below.

                (a) Accuracy of the Investors' Representation and Warranties. The representations and warranties of the Investors shall be true and correct in all material respects.

                (b) Performance by the Investors. The Investors shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Investors at or prior to such Closing.

        Section 7.2 Conditions Precedent to the Right of the Company to Deliver an Advance Notice and the Obligation of the Investors to Purchase Shares of Common Stock. The right of the Company to deliver an Advance Notice and the obligation of the Investors hereunder to acquire and pay for shares of the Company's Common Stock incident to a Closing is subject to the satisfaction or waiver by the Investors, on (i) the date of delivery of such Advance Notice and
(ii) the applicable Advance Date (each a "Condition Satisfaction Date"), of each of the following conditions:

                (a) Registration of the Common Stock with the SEC. The Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement. As set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investors shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investors is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist. The Registration Statement must have been declared effective by the SEC prior to the first Advance Notice Date.

                (b) Authority. The Company shall have obtained all permits and qualifications required by any applicable state in accordance with the Registration Rights Agreement for the offer and sale of the shares of Common Stock, or shall have the availability of exemptions there from. The sale and issuance of the shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

                (c) No Fundamental Changes. There shall no exist any fundamental change to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

                (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

                (f) No Suspension of Trading in or Delisting of Common Stock. The trading of the Common Stock is not suspended by the SEC or the Principal Market (if the Common Stock is traded on a Principal Market) or by the NASD OTC Bulletin Board (if the Common Stock is traded on the over-the-counter market. The Company shall not have received any notice threatening the continued listing of the Common Stock on the Principal Market (if the Common Stock is traded on a Principal Market).

                (g) Maximum Advance Amount. The amount of the advance requested by the Company does not exceed the Maximum Advance Amount.

                (g) No Knowledge. The Company has no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective.

                (h) Other. On each Condition Satisfaction Date, the Investors shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investors in order for the Investors to confirm the Company's satisfaction of the conditions set forth in this Section 7.2, including, without limitation, a certificate executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate substantially in the form annexed hereto on Schedule B.


                                  ARTICLE VIII
         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION

        Section 8.1 Due Diligence Review. Prior to the filing of the Registration Statement the Company shall make available for inspection and review by the Investors, advisors to and representatives of the Investors, any underwriter participating in any disposition of the Registrable Securities on behalf of the Investors pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

        Section 8.2 Non-Disclosure of Non-Public Information.

                (a) The Company shall not disclose non-public information to the Investors, advisors to or representatives of the Investors unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investors' advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investors.

                (b) Nothing herein shall require the Company to disclose non-public information to the Investors or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any Investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investors and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. In connection with its private placements of securities to investors, the Company shall disclose all material information to such investors as required by Federal and state securities laws and regulations


                                   ARTICLE IX
                           CHOICE OF LAW/JURISDICTION

        Section 9.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York City, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this paragraph.


                                    ARTICLE X
                             ASSIGNMENT; TERMINATION

        Section 10.1 Assignment. Except as contemplated in Section 6.8 herein, neither this Agreement nor any rights of the Investors hereunder may be assigned to any other Person.

        Section 10.2 Termination. The obligations of the Investor to make Advances under Article II hereof shall terminate thirty six (36) months after the date hereof.


                                   ARTICLE XI
                                     NOTICES

        Section 11.1 Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested;
(iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit for overnight delivery with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:           Blagman Media International Inc.
                                 1901 Avenue of the Stars
                                 Suite 1710
                                 Los Angeles, CA 90067
                                 Attention: Robert Blagman
                                 Chairman and Chief Executive Officer
                                 Telephone:  (310) 788-5444
                                 Facsimile:  (310) 788-5440

With a copy to:                  Edward T. Swanson, Esq.
                                 1135 17th Street
                                 Santa Monica, CA 90403
                                 Attention: Edward T. Swanson, Esq.
                                 Telephone: (310) 283-1035
                                 Facsimile: (310) 828-6138


If to the Investors, to its address and facsimile number on Exhibit A, with copies to the Investors Counsel as set forth on Exhibit A. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.


                                   ARTICLE XII
                                  MISCELLANEOUS

        Section 12.1 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

        Section 12.2 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investors, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investors makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

        Section 12.3 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investors and the Company shall be required to employ any other reporting entity.

        Section 12.4 Fees and Expenses. As set forth in the Placement Agent Agreement entered into by the Company in connection herewith, the Company has agreed to pay the following fees:

                (a) Legal Fees. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except upon the execution of this Agreement the Company will pay directly from the gross proceeds of the Sale of convertible Preferred Stock the sum of Fifteen Thousand Dollars ($15,000) , to the Placement Agent's counsel, Butler Gonzalez LLP, for legal fees . Subsequently on each Advance Date, the Company will pay Butler Gonzalez LLP the sum of Five Hundred Dollars ($500) Dollars for escrow fees, which shall include the fees of First Union National Bank, as the escrow agent under the Escrow Agreement.

                (b) Placement Agent Fees. On each Advance Date, directly from the gross funds held in escrow, the Company shall pay the May Davis Group, Inc., (the "Placement Agent") an amount equal to four percent (4%) of the amount of each Advance . The Company hereby agrees that if such payment, as is described above, is not made by the Company on the Advance Date, such payment will be made at the direction of the Investors as outlined and mandated by Section 2.3 of this Agreement. Furthermore upon the execution of this Agreement the Company shall issue and deliver to the Placement Agent as compensation for its services, shares of the Company's Common Stock in an amount Four Hundred Thousand Dollars ($400,000) divided by the Closing Bid Price of the Company's Common Stock on the date this Agreement is executed (the "Shares") Such Shares will have demand and piggy-back registration rights pursuant to the Registration Rights Agreement dated the hereof.

        Section 12.5 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party, other than the Placement Agent . The Company on the one hand, and the Investors, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

        Section 12.6 Confidentiality. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                                       BLAGMAN MEDIA INTERNATIONAL INC.

                                       By:
                                          --------------------------------------
                                       Name:   Robert Blagman
                                       Title:  Chairman and Chief Executive
                                               Officer

                                       GAZELLE GROUP  LLP

                                       By:
                                          --------------------------------------
                                       Name: Adam Mayblum
                                       Title:

                                       DRH INVESTMENT COMPANY LLC

                                       By:
                                          --------------------------------------
                                       Name: Alfred Hahnfeldt
                                       Title:


EXHIBIT A

                              SCHEDULE OF INVESTORS


GAZELLE GROUP LLP                                 DRH INVESTMENT COMPANY LLC
50 Andrew Lane                                    578 Old Post Road East
New Rochelle, NY 10840                            Suite 750
                                                  West Port, CT 06880

                                    EXHIBIT B

                      ADVANCE NOTICE/COMPLIANCE CERTIFICATE

                        BLAGMAN MEDIA INTERNATIONAL INC.


                The undersigned, ________________________________ hereby
certifies, with respect to the sale of shares of Common Stock of Blagman Media International Inc., ( the "Company") issuable in connection with this Advance Notice and Compliance Certificate dated ___________________ (the "Notice"), delivered pursuant to the Equity Line of Credit Agreement (the "Agreement"), as follows:

                1. The undersigned is the duly elected Chief Executive Officer of the Company.

                2. There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

                3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Advance Date related to the Notice and has complied in all material respects with all obligations and conditions contained in the Agreement.

                4.      The Advance requested is _____________________.

                The undersigned has executed this Certificate this ____ day of
______________.

                                       BLAGMAN MEDIA INTERNATIONAL INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



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